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                                CREDIT AGREEMENT



                         DATED AS OF SEPTEMBER 17, 1997,


                                      AMONG



                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.,
                               HUB HOLDINGS, INC.




                                   THE LENDERS
                                  PARTY HERETO,



                                       AND



                         HARRIS TRUST AND SAVINGS BANK,
                            INDIVIDUALLY AND AS AGENT





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                             TABLE OF CONTENTS


SECTION                         DESCRIPTION                                PAGE

SECTION 1.  THE CREDITS.......................................................1

       Section 1.1.  Revolving Credit.........................................1
       Section 1.2.  Revolving Credit Loans...................................1
       Section 1.3.  Letters of Credit........................................2
       Section 1.4.  Manner and Disbursement of Revolving Credit Loans........5
       Section 1.5.  Appointment of Companies as Agents for Borrowers.........6
       Section 1.6.  Guaranty Agreements......................................6

SECTION 2.  INTEREST AND CHANGE IN CIRCUMSTANCES..............................6

       Section 2.1.  Interest Rate Options....................................6
       Section 2.2.  Minimum LIBOR Portion Amounts............................7
       Section 2.3.  Computation of Interest..................................7
       Section 2.4.  Manner of Rate Selection.................................7
       Section 2.5.  Change of Law............................................8
       Section 2.6.  Unavailability of Deposits or Inability to Ascertain
                     Adjusted LIBOR...........................................8
       Section 2.7.  Taxes and Increased Costs................................8
       Section 2.8.  Change in Capital Adequacy Requirements.................10
       Section 2.9.  Funding Indemnity.......................................10
       Section 2.10. Lending Branch..........................................10
       Section 2.11. Discretion of Lenders as to Manner of Funding...........11
       Section 2.12. Replacement of Affected Lenders.........................11

SECTION 3.  FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS................12

       Section 3.1.  Fees....................................................12
       Section 3.2.  Voluntary Prepayments...................................12
       Section 3.3.  (a) Commitment Reductions...............................12
       Section 3.4.  Reduction and Termination of Commitments................13
       Section 3.5.  Place and Application of Payments.......................13
       Section 3.6.  Notations...............................................14

SECTION 4.  DEFINITIONS; INTERPRETATION......................................15

       Section 4.1.  Definitions.............................................15
       Section 4.2.  Interpretation..........................................26
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SECTION 5.  REPRESENTATIONS AND WARRANTIES...................................26

       Section 5.1.  Organization and Qualification..........................26
       Section 5.2.  Corporate Authority and Validity of Obligations.........27
       Section 5.3.  Hub Group...............................................27
       Section 5.4.  Use of Proceeds; Margin Stock...........................28
       Section 5.5.  Financial Reports.......................................28
       Section 5.6.  No Material Adverse Change..............................28
       Section 5.7.  Full Disclosure.........................................29
       Section 5.8.  Good Title..............................................29
       Section 5.9.  Litigation and Other Controversies......................29
       Section 5.10. Taxes...................................................29
       Section 5.11. Approvals...............................................29
       Section 5.12. Affiliate Transactions..................................29
       Section 5.13. Investment Company; Public Utility Holding Company......30
       Section 5.14. ERISA...................................................30
       Section 5.15. Compliance with Laws....................................30
       Section 5.16. Other Agreements........................................30

SECTION 6.  CONDITIONS PRECEDENT.............................................31

       Section 6.1.  All Advances.......... .................................31
       Section 6.2.  Initial Advance........ ................................31

SECTION 7.  COVENANTS........................................................32

       Section 7.1.  Maintenance of Business.................................32
       Section 7.2.  Maintenance of Properties...............................33
       Section 7.3.  Taxes and Assessments...................................33
       Section 7.4.  Insurance...............................................33
       Section 7.5.  Financial Reports.......................................33
       Section 7.6.  Inspection..............................................35
       Section 7.7.  Funded Debt Ratio.......................................35
       Section 7.8.  Fixed Charge Coverage Ratio.............................35
       Section 7.9.  Minimum EBITDA..........................................36
       Section 7.10. Current Ratio...........................................36
       Section 7.11. Indebtedness for Borrowed Money.........................36
       Section 7.12. Liens...................................................37
       Section 7.13. Investments, Acquisitions, Loans, Advances and
                     Guaranties..............................................38
       Section 7.14. Mergers, Consolidations and Sales.......................40
       Section 7.15. Maintenance of Subsidiaries.............................42
       Section 7.16. Dividends By Public Hub Company.........................43
       Section 7.17. ERISA...................................................43
       Section 7.18. Compliance with Laws....................................43
       Section 7.19. Burdensome Contracts With Affiliates....................43
       Section 7.20. No Changes in Fiscal Year...............................44
       Section 7.21. Formation of Subsidiaries...............................44


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       Section 7.22. Change in the Nature of Business........................44
       Section 7.23. Guaranty................................................44

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES...................................44

       Section 8.1.  Events of Default.......................................44
       Section 8.2.  Non-Bankruptcy Defaults.................................46
       Section 8.3.  Bankruptcy Defaults.....................................47
       Section 8.4.  Collateral for Undrawn Letters of Credit................47

SECTION 9.  THE AGENT........................................................47

       Section 9.1.  Appointment and Authorization...........................47
       Section 9.2.  Rights as a Lender......................................48
       Section 9.3.  Standard of Care........................................48
       Section 9.4.  Costs and Expenses......................................49
       Section 9.5.  Indemnity...............................................49

SECTION 10. JOINT AND SEVERAL LIABILITY AND GUARANTIES.......................49

       Section 10.1. Joint and Several Liability and Guaranties..............49
       Section 10.2. Guaranty Unconditional..................................50
       Section 10.3. Discharge Only Upon Payment in Full; Reinstatement
                     in Certain Circumstances................................51
       Section 10.4. Waivers.................................................51
       Section 10.5. Limit on Recovery.......................................51
       Section 10.6. Stay of Acceleration....................................52
       Section 10.7. Benefit to Guarantors...................................52
       Section 10.8. Guarantor Covenants.....................................52

SECTION 11. MISCELLANEOUS....................................................52

       Section 11.1.  Withholding Taxes......................................52
       Section 11.2.  Non-Business Days......................................53
       Section 11.3.  No Waiver, Cumulative Remedies.........................53
       Section 11.4.  Waivers, Modifications and Amendments..................54
       Section 11.5.  Costs and Expenses.....................................54
       Section 11.6.  Documentary Taxes......................................54
       Section 11.7.  Survival of Representations............................55
       Section 11.8.  Survival of Indemnities................................55
       Section 11.9.  Participations.........................................55
       Section 11.10. Assignment Agreements..................................55
       Section 11.11. Notices................................................56
       Section 11.12. Construction...........................................56
       Section 11.13. Headings...............................................57
       Section 11.14. Severability of Provisions.............................57
       Section 11.15  Counterparts...........................................57
       Section 11.16. Entire Understanding...................................57


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       Section 11.17. Binding Nature, Governing Law, Etc.....................57
       Section 11.18. Submission to Jurisdiction; Waiver of Jury Trial.......57
       Section 11.19. Confidentiality........................................58
       Section 11.20. No Third Party Rights..................................58

Signature....................................................................59

Exhibit A - Revolving Credit Note
Exhibit B - Compliance Certificate
Exhibit C - Subsidiary Guaranty Agreement
Schedule 5.3 - Subsidiaries


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                                CREDIT AGREEMENT


To each of the Lenders party hereto


Ladies and Gentlemen:

         The undersigned, Hub Group, Inc., a Delaware corporation (the "Public Hub Company"), Hub City Terminals, Inc., a Delaware corporation ("Hub Chicago"), and Hub Holdings, Inc. a Delaware corporation ("Hub Holdings") (Hub Chicago and Hub Holding being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), applies to you (the "Lenders") for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to each Borrower, all as more fully hereinafter set forth.


SECTION 1.               THE CREDITS.

             Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "Revolving Credit") to the Borrowers which may be availed of by either Borrower from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by the Borrowers in the form of Revolving Credit Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Revolving Credit Loans and Letters of Credit outstanding at any one time shall not exceed the Available Commitments (computed after giving effect to any use of such credit concurrent with its extension hereunder to repay the Milwaukee Hub Debt). During the period from and including the date hereof to but not including the Termination Date, each Borrower may use the Commitments by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Commitments is necessary, the Revolving Credit Loans and Letters of Credit shall be deemed to utilize the Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Percentage of the Available Commitments.

             Section 1.2. Revolving Credit Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by each Borrower in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). Each Borrowing of Revolving Credit Loans shall be

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made ratably by the Lenders in proportion to their respective Percentages. Each
Borrowing of Revolving Credit Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $100,000; provided, however, that a Borrowing of Revolving Credit Loans which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section
2.2 hereof. All Revolving Credit Loans made by a Lender shall be made against and evidenced by a single Revolving Credit Note of the Borrowers, jointly and severally, (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender in the amount of its Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrowers on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

             Section 1.3.    Letters of Credit.

           (a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by each Borrower in the form of standby and commercial letters of credit issued by the Agent for the account of such Borrower (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any time exceed $5,000,000. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which has not yet been drawn but could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Commitments shall to such extent be reinstated. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit in accordance with this
Section 1.3 and, accordingly, each Letter of Credit shall be deemed to utilize the Commitments of all Lenders pro rata in accordance with each Lender's Percentage.

           (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Termination Date. In the event the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have terminated or (iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit.

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           (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and be a letter of credit which the Agent may lawfully issue.

           (d) Applications. At the time either Borrower requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), such Borrower shall execute and deliver to the Agent an application for such Letter of Credit in the form then customarily prescribed by the Agent (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this subsection, the obligation of such Borrower to reimburse the Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) the Borrowers shall be jointly and severally liable for all obligations in respect of each Letter of Credit, (ii) in the event the Agent is not reimbursed by the Borrowers for the amount the Agent pays on any draft drawn under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of the Borrowers to reimburse the Agent for the amount of such draft paid shall bear interest (which the Borrowers hereby promise to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect (computed on the basis of a year of 365 days for the actual number of days elapsed), (iii) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, (iv) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for additional collateral security for the obligations of the Borrowers under the Applications, (v) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for the funding of a Letter of Credit by the Borrowers prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date) and (vi) before making payment on a drawing under a Letter of Credit, the Agent will notify a Company of such drawing, together with notice of the amount of such payment and the date such payment is expected to be made (which payment date may be the same date as such notice is given in the case of a drawing under a commercial Letter of Credit). The Borrowers hereby irrevocably authorize the Agent to charge, while any Event of Default is continuing, any of either Borrower's deposit accounts maintained with the Agent for the amount necessary to reimburse the Agent for any drafts drawn under Letters of Credit issued hereunder.

           (e) Change in Laws. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or such Lender (whether or not having the force of law), shall:

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                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Agent's or such Lender's or either Borrower's liability with respect thereto; or

                  (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the actual cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Borrowers shall pay within 15 days of demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost. If the Agent or any Lender makes such a claim for compensation, it shall provide either Borrower (with a copy to the Agent in the case of any Lender) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall constitute prima facie evidence if reasonably determined.

           (f) Participations in Letters of Credit. Each Lender shall participate on a pro rata basis in accordance with its Percentage in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event the Agent is not immediately reimbursed by a Borrower for the amount paid by the Agent on any draft presented under a Letter of Credit, then in that event such Lender shall pay to the Agent such Lender's Percentage of the amount of each draft so paid and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from the Borrowers for the amount of such draft, together with interest thereon as provided for herein. The obligations of the Lenders to the Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse the Agent for its Percentage of the amount of any such draft, then in that event (i) each other Lender shall pay to the Agent its pro rata share of the payment due the Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from any one or more of the Borrowers in respect of such draft and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon as provided for herein. Upon reimbursement to the other Lenders (pursuant to clause (iii) above or otherwise) of the amount advanced by them to the Agent in respect of the


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defaulting Lender's share of the draft together with interest thereon, the defaulting Lender shall thereupon be entitled to its pro rata participation in the Agent's right of recovery against any one or more of the Borrowers in respect of the draft paid by the Agent.

             Section 1.4. Manner and Disbursement of Revolving Credit Loans. Either Borrower shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date such Borrower requests that any Borrowing of Revolving Credit Loans be made to it under the Commitments, and the Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Revolving Credit Loans requested (which must be a Business
Day), the Borrower making such Borrowing, the type of Loan being requested, and the amount of such Borrowing. Each Borrowing of Revolving Credit Loans shall initially constitute part of the Domestic Rate Portion except to the extent such Borrower has otherwise timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. Such Borrower agrees that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the Lenders have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Revolving Credit Loans to be made hereunder, each Lender shall make the proceeds of its Revolving Credit Loan comprising part of such Borrowing available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Revolving Credit Loan shall be made available to the relevant Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its Percentage of such Borrowing. Unless the Agent shall have been notified by a Lender prior to 1:00 p.m. (Chicago time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make the proceeds of its Revolving Credit Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to such Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Borrowers will, on demand, repay to the Agent the proceeds of such Revolving Credit Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or


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prepayment of a LIBOR Portion, so that the Borrowers will have no liability under Section 2.9 hereof with respect to such payment.

             Section 1.5. Appointment of Companies as Agents for Borrowers. Each Borrower hereby irrevocably appoints each of the other Companies as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Revolving Credit Loans to be made to such Borrower, to select on such Borrower's behalf the interest rate to be applicable under Section 2 hereof to Portions of Revolving Credit Loans made to such Borrower, to receive notices and other communications sent to it under the Loan Documents and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent shall be entitled to conclusively presume that any such action by a Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the relevant Borrower so indicates. Nothing in this Section shall preclude a Borrower from acting on its own behalf.

             Section 1.6. Guaranty Agreements. Payment of the Obligations shall be guaranteed by each Hub Partnership in which one or more of the Companies own 100% of the equity interest and by each Wholly-Owned Subsidiary, in each case pursuant to a Guaranty Agreement.


SECTION 2.               INTEREST AND CHANGE IN CIRCUMSTANCES.

             Section 2.1.    Interest Rate Options.

           (a) Portions. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Revolving Credit Notes (all of the indebtedness evidenced by Revolving Credit Notes of the same type bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of either Borrower, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions") and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by Revolving Credit Notes of the same type which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by Revolving Credit Notes of the same type which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than 3 LIBOR Portions applicable to Revolving Credit Notes of the same type outstanding at any one time, and each Lender shall have a ratable interest in each Portion based on its Percentage. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrowers hereby jointly and severally promise to pay interest on each Portion at the rates and times specified in this Section 2.

           (b) Domestic Rate Portion. The Domestic Rate Portion shall bear interest at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if the Domestic Rate Portion or any part thereof is not


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paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect. Interest on the Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1997) and at maturity of the applicable Revolving Credit Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portion resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

           (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of three months, on the date occurring every three months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Either Borrower shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Agent of the new Interest Period selected therefor, and in the event such Borrower shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from such Borrower pursuant to the foregoing provision.

             Section 2.2. Minimum LIBOR Portion Amounts. Each LIBOR Portion shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000.

             Section 2.3. Computation of Interest. All interest on each LIBOR Portion shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest on the Domestic Rate Portion shall be computed on the basis of a year of 365 days (or, in a leap year, 366 days) for the actual number of days elapsed.

             Section 2.4. Manner of Rate Selection. Either Borrower shall notify the Agent by 11:00 a.m. (Chicago time) at least 3 Business Days prior to the date upon which the Borrower requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall promptly notify each Lender of each notice received from such Borrower pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the other type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Borrowers hereby jointly and severally indemnifying the Agent and the Lenders from any liability or loss ensuing from so acting.

             Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Revolving Credit Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify either Borrower and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate if and so long as such Lender is legally required not to create, continue or maintain such LIBOR Portion. The Borrowers, on demand, shall, if a Lender is legally required to discontinue its maintenance of any such LIBOR Portion, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to affected Lender with respect thereto under this Agreement; provided, however, that the relevant Borrower may elect to convert the principal amount of the affected Portion into the other type of Portion available hereunder, subject to the terms and conditions of this Agreement.

             Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Revolving Credit Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Agent (which shall in turn promptly notify each Borrower and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the relevant Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

             Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation,

Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

                   (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

                  (ii) subject such Lender, any LIBOR Portion or a Revolving Credit Note to the extent it evidences such a Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Revolving Credit Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by any jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender transacts business;

                 (iii) change the basis of taxation of payments of principal and interest due from any Borrower to such Lender hereunder or under a Revolving Credit Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

                  (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or its disbursement, or a Revolving Credit Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase the actual cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay within 15 days of demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to either Borrower (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall constitute prima facie evidence if reasonably determined.

             Section 2.8. Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any generally applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital caused directly by such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to the Agent for the account of such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction. If a Lender makes such a claim for compensation, it shall provide to either Borrower (with a copy to the Agent) a certificate setting forth the computation of the amount demanded in reasonable detail and the amount reflected in such certificate, shall, if reasonably determined, constitute prima facie evidence.

             Section 2.9. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

                   (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by either Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Borrowers shall pay to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to either Borrower (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

            Section 2.10. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Revolving Credit Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 11.10 hereof or at such of its branches or offices as such Lender may from time to time elect; provided, that if a Lender at its option (not when required by this Agreement) designates an alternative lending office or branch as described above, to the extent such designation would at the time of such redesignation require the Borrowers to pay any amounts pursuant to Section 1.3(e), 2.7, 2.8 or
11.1 hereof in excess of that for which the Borrowers would have already been liable had such alternative office or branch not been used, the Borrowers shall not be liable for such increased amounts. To the extent reasonably possible, a Lender will use reasonable commercial efforts available to it to mitigate or avoid any obligation by the Borrowers to pay any amount pursuant to Section 1.3(e), 2.7 or 2.8 hereof or the occurrence of any circumstances of the nature described in Section 2.6 hereof, including without limitation the designation of an alternate branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of the Borrowers to such Lender under
Section 2.7 or Section 2.8 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such efforts are neither impractical nor otherwise disadvantageous to the Lender.

            Section 2.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Revolving Credit Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its pro rata share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

            Section 2.12. Replacement of Affected Lenders. At any time any Lender is an Affected Lender, the Borrowers may replace such Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) acceptable to the Agent (which acceptance shall not be unreasonably withheld), such bank(s) or financial institution(s) to have Commitments which total the Affected Lender's Commitment and are otherwise in such amounts as shall satisfy
Section 11.10 hereof (and upon notice from the Borrowers such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitments, its Loans, its Revolving Credit Note, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon and such Affected Lender's ratable share of all accrued and unpaid commitment and letter of credit fees and all other Obligations owed to the Affected Lender, but in any event without any payment of any amounts otherwise payable under Section
2.9 hereof as a result of such Lender receiving payment of any LIBOR Portion prior to the end of an Interest Period therefor). Any such assumption and purchase shall be made in accordance with the provisions of Section 11.10 hereof relating to assignments of Loans and Commitments.

SECTION 3.               FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

             Section 3.1.    Fees.

           (a) Commitment Fee. For the period from and including the date hereof to but not including the Termination Date, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders in accordance with their Percentages, a commitment fee at the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing December 31, 1997) and on the Termination Date.

           (b) Letter of Credit Fees. Quarterly in arrears, on the last day of each March, June, September and December in each year (commencing December 31,
1997), the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, a letter of credit fee computed at the rate of 1/2 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily face amount of Letters of Credit outstanding during the immediately preceding three (3) months. In addition to the letter of credit fee called for above, the Borrowers further agrees to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

           (c) Arrangement Fee. On the date hereof, the Borrowers shall pay to the Agent, for its own use and benefit, an arrangement fee as mutually agreed upon by the Borrowers and the Agent.

             Section 3.2. Voluntary Prepayments. Each Borrower shall have the privilege of prepaying the Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of $100,000) at any time, which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and if such a prepayment prepays the Revolving Credit Notes in full and is accompanied by the termination in whole of the Commitments, accrued interest thereon to the date of prepayment and any amounts due to the Lenders under Section 2.9 hereof.

             Section 3.3. (a) Commitment Reductions The Borrowers covenant and agree that if at any time the sum of the then unpaid principal balance of the Revolving Credit Notes plus the then outstanding amount of Letters of Credit shall be in excess of the Available Commitments, the Borrowers shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Credit Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the Obligations owing under the Applications.

           (b) Mandatory Prepayment. If, within 30 days after receiving notice under Section 7.5(e) of a Change of Control Event, the Agent or Required Lenders notify either Borrower that the Bank requires prepayment of the Revolving Credit Notes, on the date set forth in such notice (which date shall be no earlier than (x) 30 days after such notice is given or (y) the day on which any member of the Hub Group prepays any other Indebtedness for Borrowed Money aggregating in excess of $500,000 before its original scheduled due date, whichever day is earlier), the Borrowers shall pay in full all Obligations then outstanding, including the collateralization of the outstanding Letters of Credit in the manner contemplated by Section 8.4 hereof, and the Commitments shall terminate in full.

             Section 3.4. Reduction and Termination of Commitments. (a) Voluntary. Either Borrower shall have the privilege from time to time upon not less than one Business Day's prior notice to the Agent (which shall promptly notify the Lenders) to ratably reduce the Commitments in whole or in part (but in part then in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000), provided that the Commitments may not be reduced to the extent that after giving effect to such reduction, the aggregate principal amount of the Revolving Credit Loans and Letters of Credit then outstanding would exceed the Available Commitments. Any termination of the Commitments pursuant to this Section may not be reinstated. Any reduction in the Commitments made pursuant to this Section 3.4(a) shall reduce the amounts of the Commitments as scheduled to be in force during the period in which the reduction occurs, and the amount of the Commitments scheduled to be in force for each period occurring thereafter pursuant to the definition of the term "Commitments" shall be reduced by a like amount.

           (b) Generally. All reductions in the Commitments (whether voluntary or mandatory) shall decrease the Commitments (and thus the Available Commitments) of the Lenders pro rata in accordance with their Percentages.

             Section 3.5. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) on the date any such payment is due and payable. Payments received by the Agent after 11:00 a.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders in accordance with their Percentages and shall be promptly distributed by the Agent ratably to the Lenders. Unless either Borrower otherwise directs, principal payments shall be first applied to the Domestic Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations by the Agent or any of the Lenders after the occurrence and during the continuance of an Event of Default shall be remitted to the Agent and distributed as follows:

                   (a) first, to the payment of any outstanding reasonable costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all reasonable costs and expenses of a character which the Borrowers have agreed to pay under Section
         11.5 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

                   (b) second, to the payment of any outstanding interest or other fees or Obligations due under this Agreement or any of the other Loan Documents other than for principal, pro rata as among the Agent and the Lenders in accord with the amount of such interest and other fees or Obligations owing each;

                   (c) third, to the payment of the principal of the Revolving Credit Notes and any liabilities in respect of unpaid drawings under the Letters of Credit, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Revolving Credit Notes and the then unpaid liabilities in respect of unpaid drawings under the Letters of Credit;

                   (d) fourth, to the Agent, to be held as collateral security for any undrawn Letters of Credit, until the Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit; and

                   (e) fifth, to the Borrowers or to whoever the Agent reasonably determines to be lawfully entitled thereto.

             Section 3.6. Notations. Each Revolving Credit Loan made against a Revolving Credit Note, the status of all amounts evidenced by a Revolving Credit Note as constituting part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of each LIBOR Portion, the rate of interest and Interest Period applicable to such Portion shall be recorded by the relevant Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Revolving Credit Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Revolving Credit Note of the principal amount remaining unpaid thereon, the status of the Revolving Credit Loan or Revolving Credit Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the unconditionally and absolutely joint or several obligation of the Borrowers to repay the principal amount of each Revolving Credit Note together with accrued interest thereon. A Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a LIBOR Portion and, in the case of each LIBOR Portion, the rate of interest and the Interest Period applicable thereto.

SECTION 4.               DEFINITIONS; INTERPRETATION.

          Section 4.1. Definitions. The following terms when used herein shall have the following meanings:

         "Adjusted LIBOR" means a rate per annum determined by the Agent in accordance with the following formula:

                         Adjusted LIBOR =           LIBOR
                                          100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Agent shall be conclusive and binding on the Borrowers and the Lenders absent manifest error.

         "Affected Lender" means any Lender which has given notice to either Borrower (which has not been rescinded) of (i) any obligation by the Borrowers to pay any amount pursuant to Section 1.3(e), 2.7, 2.8 or 11.1 hereof or (ii) the occurrence of any circumstances of the nature described in Section 2.6 hereof.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "Applicable Margin" with respect to LIBOR Portions of the Revolving Credit Loans and the commitment fee, shall mean the rate specified for such Obligation below, subject to monthly adjustment as hereinafter provided:

  When Following                  Applicable
 Status Exists For                 Margin For
        any                      LIBOR Portions
   Determination         of Each Revolving Credit Note     Commitment Fee Is:
       Date                           Is:

 Level I Status                    0.800%                            .20%

 Level II Status                   1.000%                            .25%

 Level III Status                  1.125%                            .30%

 Level IV Status                   1.250%                            .35%

provided, however, that all of the foregoing is subject to the following:

                   (i) the initial Applicable Margin in effect through the first Determination Date shall be the Applicable Margin for Level II Status;

                  (ii) on or before the date that is ten Business Days after the latest date by which the Companies are required to deliver pursuant to
         Section 7.5 hereof a compliance certificate to the Agent for a given quarterly accounting period (such date that is ten Business Days after the latest date by which the Companies are required to deliver such compliance certificate to the Agent being herein referred to as the "Determination Date"), the Companies shall determine to the Agent's reasonable satisfaction whether Level I Status, Level II Status, Level III Status or Level IV Status exists as of the close of the applicable quarterly accounting period, based upon the compliance certificate and financial statements delivered to the Agent under Section 7.5 hereof for such accounting period;

                 (iii) any change in the Applicable Margin shall be effective from the Determination Date for the relevant quarterly accounting period, with such new Applicable Margin to continue in effect until the next Determination Date in accordance with the foregoing. If the Companies have not delivered a compliance certificate by the date such compliance certificate is required to be delivered under Section 7.5 hereof, until a compliance certificate is delivered before the next Determination Date, the Applicable Margin shall be the Applicable Margin for Level IV Status. If the Companies subsequently deliver a compliance certificate before the next Determination Date, the Applicable Margin established by such compliance certificate shall take effect from the date of delivery until next Determination Date in accordance with the foregoing; and

                  (iv) if and so long as any Default or any Event of Default by reason of noncompliance with Section 7.5(a) or 7.5(b) hereof has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, the Applicable Margin shall be the Applicable Margin for Level IV Status.

         "Application" is defined in Section 1.3 hereof.

         "Assignment Agreements" is defined in Section 11.10 hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrowers pursuant to Section 6.2(a) hereof or on any update of any such list provided by either Borrower to the Agent, or any further or different officer of any Borrower so named by any Authorized Representative of any Borrower in a written notice to the Agent.

         "Available Commitments" shall mean as of any time the amount (if any) by which the Commitments as then in effect exceed the amount then outstanding on the Milwaukee Hub Debt.

         "Bank" is defined in the introductory paragraph hereof.

         "Borrowers" shall mean Hub Chicago and Hub Holdings, collectively, and, also, each individually, with all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any other instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations.

         "Borrowing" means the total of Revolving Credit Loans of a single type made to a given Borrower by all the Lenders on a single date, and if such

Revolving Credit Loans are to be part of a LIBOR Portion, for a single Interest Period. Borrowings of Revolving Credit Loans are made and maintained ratably from each of the Lenders according to their Percentages.

         "Business Day" means any day other than a Saturday or Sunday on which the Agent is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Agent is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means, as to any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

         "Change of Control Event" means the occurrence of any one or more of the following: (i) Phillip C. Yeager, members of his immediate family and trusts for the benefit of any one or more of the foregoing (collectively the "Yeager family") shall cease at any time and for any reason to own, both legally and beneficially, Voting Stock in the Public Hub Company having at least 51% of the ordinary voting power over the Public Hub Company; or (ii) any Borrower shall cease at any time and for any reason to be a Wholly-Owned Subsidiary of the Public Hub Company; or (iii) Hub Chicago shall cease at any time and for any reason to be the sole general partner of any Hub Partnership or cease to at any time and for any reason to own, both legally and beneficially, at least 30% of the equity interest in any Hub Partnership (provided that (1) any Hub Partnership other than a Guarantor may be converted into another type of business entity without causing a Change of Control Event hereunder if and so long as (a) Hub Chicago shall own, both legally and beneficially, at least 30% of the equity interest in such new business entity, (b) Hub Chicago shall possess, directly or indirectly, in all material respects the same power to direct, or cause the direction of, the management and policies of such new business entity as it had as a general partner of such Hub Partnership with respect to the management and policies of such Hub Partnership and (c) all the assets of such Hub Partnership shall be transferred to such new business entity in compliance with Section 7.14 hereof; and (2) any Guarantor (other than a Company) may be converted into another type of business entity without causing a Change of Control Event hereunder if and so long as (a) one or more of the Borrowers, taken together, shall own, both legally and beneficially, 100% of the equity interest in such new business entity and (b) all the assets of such Guarantor shall be transferred to such new business entity in compliance with
Section 7.14 hereof; or (iv) the Companies and Hub Partnerships, taken together, shall cease at any time and for any reason to own, both legally and beneficially, all the equity interests in Hub Highway Services, a partnership, or such partnership shall lose its license from the Department of Transportation as a broker in arranging for the transportation of general commodities by motor vehicle; or (v) the Companies shall cease to own, both legally and beneficially, at least a majority of the equity interests in Hub Distribution.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Commitments" means, collectively, the commitments of the Lenders to extend credit under the Revolving Credit in the amounts specified below for each of the periods specified below:

      FROM AND                       TO AND                  COMMITMENTS
      INCLUDING                     INCLUDING                SHALL BE

      The date hereof                9/15/99                 $36,000,000
      9/16/99                        9/15/00                 $30,600,000
      9/16/00                        9/15/01                 $23,400,000
      9/16/01                 the Termination Date           $16,200,000

         "Companies" shall mean the Public Hub Company, Hub Chicago and Hub Holdings, collectively, and, also, each individually, with all promises and covenants (including promises to pay) and representations and warranties of and by the Companies made in the Loan Documents or any other instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Company, are treated as a single employer under Section 414 of the Code.

         "Current Ratio" means, at any time the same is to be determined, the ratio of current assets of the Hub Group to current liabilities of the Hub Group (excluding the Milwaukee Hub Debt), all as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Dividend Notes" means the five-year maturity low-interest rate notes of the Hub Partnerships aggregating approximately $12,000,000 in principal amount evidencing the deferred portion of the approximately $24,200,000 dividend by the Hub S Corporations and Hub Chicago described in the Prospectus.

         "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Agent's best or lowest rate); and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day

(or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus
(y) 3/8 of 1%.

         "Domestic Rate Portions" is defined in Section 2.1(a) hereof.

         "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, plus (iv) any deduction for Minority Interest during such period, plus (v) non-cash charges during such period on the books of the Hub Group.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

         "Fixed Charges" means, with reference to any period, the sum (without duplication) of (i) the aggregate amount of payments required to be made by the Hub Group during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus (ii) Interest Expense for such period, plus (iii) the aggregate amount of payments required to be made by the Hub Group during such period in respect of leases or similar arrangements (including without limitation all payments required under operating and Capital Leases) under which the Companies, the Hub Partnerships, the Public Hub Company or any Subsidiary is liable as lessee.

         "Foreign Partnership" means any partnership that is formed under the laws of any jurisdiction other than the United States (or any State thereof).

         "Foreign Subsidiary" means any Subsidiary that is formed under the laws of any jurisdiction other than the United States (or any State thereof).

         "Funded Debt Ratio" means, as of any time the same is to be determined, the ratio of (x) Total Funded Debt as of such time to (y) EBITDA for the then four most recently completed fiscal quarters of the Public Hub Company.

         "GAAP" means generally accepted accounting principles as in effect from time to time, as applied by the Public Hub Company on a basis consistent with the preparation of the Public Hub Company's most recent financial statements furnished to the Lenders pursuant to Section 7.5 hereof.

         "Golden Gate Hub" means Hub City Golden Gate, L.P., a Delaware limited partnership.

         "Guaranty Agreement" means a letter to the Agent in the form of Exhibit C hereto executed by a Hub Partnership or Subsidiary in each case whereby it acknowledges it is party hereto as a Guarantor and liable for the Obligations under Section 10 hereof; provided, however, that (i) Hub Partnerships in which less than 100% of the equity interest therein is owned by one or more of the Companies and (ii) Subsidiaries (other than Wholly-Owned Subsidiaries) may limit the right of recovery on their Guaranty Agreements.

         "Guarantor" is defined in Section 10.1 hereof, provided that for purposes of Section 5.3 hereof, the term "Guarantor" shall exclude the Public Hub Company.

         "Hub Chicago" is defined in the introductory paragraph hereof.

         "Hub Distribution" means Hub Group Distribution Services, an Illinois general partnership.

         "Hub Group" shall mean, the Companies, Subsidiaries and Hub Partnerships, collectively, and, also, each individually, with all promises and covenants (including promises to pay) and representations and warranties of and by the Hub Group made in the Loan Documents or any other instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such Persons. The phrase "any member of the Hub Group" and derivatives thereof appearing in the Loan Documents shall be deemed a reference to any or all of the Persons comprising the Hub Group (as applicable), and without limiting the generality of the foregoing, the term "Hub Group" as used in the Loan Documents shall be deemed a reference to any one or more of such Persons whether or not such phrase or any derivative thereof is used in conjunction with such term.

         "Hub Holdings" is defined in the introductory paragraph hereof.

         "Hub Partnership" shall mean each limited partnership, limited liability partnership or limited liability company in which Hub Chicago is a general partner (or equivalent member in the case of a limited liability company or partnership) engaged in the business of arranging for the movement of customers' freight by intermodal container or trailer or by truck. The parties hereto acknowledge and agree that by virtue of the foregoing definition, Hub Distribution is not a Hub Partnership.

         "Hub S Corporations" means the separate corporations (but in any event excluding Hub Chicago) organized under Subchapter S of the Code, which owned the so-called Hub network prior to the restructuring described in the Prospectus.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Hub Group for such period determined in accordance with GAAP.

         "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by either Company in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the Revolving Credit Note; and

                 (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "LA Hub" means Hub City Los Angeles, L.P., a Delaware limited partnership.

         "Lender" means Harris Trust and Savings Bank, the other signatories hereto (other than the Company) and all other lenders becoming parties hereto pursuant to Section 11.10 hereof.

         "Letter of Credit" is defined in Section 1.3 hereof.

         "Level I Status" means, for any Margin Determination Date, that as of the close of the most recently completed calendar month with reference to which such Margin Determination Date was set, the Funded Debt Ratio is less than 1.00 to 1.

         "Level II Status" means, for any Margin Determination Date, that as of the close of the most recently completed calendar month with reference to which such Margin Determination Date was set, the Funded Debt Ratio is greater than or equal to 1.00 to 1 but less than or equal to 1.40 to 1.

         "Level III Status" means, for any Margin Determination Date, that as of the close of the most recently completed calendar month with reference to which such Margin Determination Date was set, the Funded Debt Ratio is greater than
1.40 to 1 but less than or equal to 1.80 to 1.

         "Level IV Status" means, for any Margin Determination Date, that as of the close of the most recently completed calendar month with reference to which such Margin Determination Date was set, the Funded Debt Ratio is greater than
1.80 to 1.

         "LIBOR Portions"  is defined in Section 2.1(a) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan Documents" means this Agreement, the Revolving Credit Notes, the Applications, the Guaranty Agreements and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Milwaukee Hub Debt" means all principal of and interest on that certain Promissory Note of Hub Holdings payable to the order of Hub City North Central, Inc. in the face principal amount of $14,969,576 representing the deferred portion of the consideration for Hub Holding's acquisition in 1996 of the business conducted by Hub City North Central, Inc.

         "Minority Interest" means and includes (i) the percentage of each Hub Partnership's (other than Hub Partnerships Wholly-Owned by the Public Hub Company or Hub Holdings) income before taxes allocable to the limited partners of such Hub Partnership and (ii) the percentage of Hub Distribution's income before taxes allocable to the partners of Hub Distribution (other than the Public Hub Company and Hub Chicago).

         "Net Income" means, with reference to any period, the net income (or net loss) of the Hub Group for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.

         "Obligations" means all obligations of the Borrowers and either of them to pay principal and interest on the Revolving Credit Loans, all reimbursement obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of each Borrower and each Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Percentage" means, for each Lender, the percentage of the Commitments then in effect (after giving effect to any voluntary or mandatory reductions thereof), which percentage is set forth opposite such Lender's name on the applicable signature page hereof under the heading "Percentage of Commitments" or opposite such Lender's signature on Assignment Agreements delivered pursuant to Section 11.10 hereof.

         "Permitted Acquisitions" means the acquisitions substantially concurrent with the initial Borrowing of Revolving Credit Loans hereunder of all of the limited partnership interest (which constitutes 70% of the entire equity interest) in each of the LA Hub and the Golden Gate Hub for an aggregate consideration not to exceed $60,000,000.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Portion" is defined in Section 2.1(a) hereof.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Prospectus" means the prospectus filed by the Public Hub Company with the SEC on or about March 13, 1996 for the Public Hub Company's issuance of and sale of 4,575,000 of Class A shares of its common capital stock.

         "Public Hub Company" is defined in the introductory paragraph hereof.

         "Required Lenders" means, as of the date of determinations thereof, those Lenders holding at least 60% of the Commitments or, in the event that no Commitments are outstanding hereunder, holding at least 60% in aggregate principal amount of the Revolving Credit Loans and credit risk on the Letters of Credit outstanding hereunder.

         "Restricted Payments" means (i) Restricted Payments by the Public Hub Company (as defined in Section 7.16 hereof) and (ii) any payment or other distribution on account of the interest of any partner or member (other than any Company) in any Hub Partnership from or out of such Hub Partnership's ordinary net earnings or proceeds of its liquidation.

         "Revolving Credit" is defined in Section 1.1 hereof.

         "Revolving Credit Loan" is defined in Section 1.2 hereof.

         "Revolving Credit Note" is defined in Section 1.2 hereof.

         "SEC" means the federal Securities and Exchange Commission, and any successor thereto.

         "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Public Hub Company, by one or more of its Subsidiaries, or by the Public Hub Company and one or more of its Subsidiaries.

         "Termination Date" means September 15, 2002, or such earlier date on which the Commitment is terminated in whole pursuant to Sections 3.4, 8.2 or 8.3 hereof.

         "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Hub Group at such time, plus (without duplication) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly Guarantied by any member of the Hub Group or which any member of the Hub Group has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any member of the Hub Group has otherwise assured a creditor against loss. In any determination of Total Funded Debt, in the event the holder's right of recovery on any guaranty or similar obligation owed to such holder is limited in writing, the holder's right of recovery on, the Total Funded Debt attributable to such guaranty or other instrument shall be the amount to which liability thereon has been so limited.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors or such Person, other than stock having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-Owned Guarantor" means (i) each Guarantor which is a Hub Partnership in which 100% of the equity interest therein is owned, both legally and beneficially, by any one or more of the Companies and (ii) each other Guarantor which is a Wholly-Owned Subsidiary.

         "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Public Hub Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

             Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement; provided, however, that if any change in GAAP would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 7 or any definition related thereto, then the Companies, the Agent and the Lenders will negotiate in good faith to amend in accordance with the terms of this Agreement all such covenants and definitions as would be affected by such change in GAAP to the extent necessary to maintain the economic terms of such covenants as in effect under this Agreement immediately prior to giving effect to such changes in GAAP; provided further, however, that until the amendment of such covenants and definitions shall have been agreed upon by the Companies and the Required Lenders, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any such covenant shall be construed in accordance with GAAP as in effect immediately prior to such change in GAAP and consistently applied.


SECTION 5.               REPRESENTATIONS AND WARRANTIES.

         The Companies and Guarantors jointly and severally represent and warrant to the Agent and Lenders as follows:

             Section 5.1. Organization and Qualification. Each Company is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not be reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

             Section 5.2. Corporate Authority and Validity of Obligations. Each Company has full right and authority to enter into this Agreement and the other Loan Documents to perform all of its obligations hereunder and under the other Loan Documents and in the case of each Borrower, to make the borrowings herein provided for and to issue its Revolving Credit Notes in evidence thereof. The Loan Documents delivered by each Company have been duly authorized, executed and delivered by such Company and constitute valid and binding obligations of such Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by each Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Company or any provision of the charter, articles of incorporation or by-laws of any Company or any material covenant, indenture or agreement of or affecting any Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of either Company.

             Section 5.3. Hub Group. Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not be reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole. The Hub Partnerships and Subsidiaries (if any) listed on Schedule 5.3 hereto (as updated from time to time pursuant to Sections 7.13(g) and 7.24 hereof) are the only Affiliates of the Companies engaged in the business of arranging for the movement of customers' freight by intermodal container or trailer or by truck. Schedule 5.3 hereto (as so updated) identifies under the appropriate subheading each Hub Partnership and each Subsidiary (if any), the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Public Hub Company, and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Guarantor are validly issued and outstanding and all such shares and other equity interests indicated on Schedule
5.3 (as so updated) as owned by the Public Hub Company or any Guarantor, as the case may be, are so owned, beneficially and of record, by the Public Hub Company or such Guarantor in each case free and clear of all Liens. There are no outstanding commitments or other obligations of any Guarantor to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Guarantor. Each Guarantor has full right, power and authority to execute and deliver this Agreement or a Guaranty Agreement and any other Loan Documents executed by it and to perform each and all of the matters and things therein provided for. Each Loan Document delivered by each Guarantor has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and binding obligation of such Guarantor enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and the Loan Documents executed by each Guarantor do not, nor does the performance or observance by any Guarantor of any of the matters or things therein provided for, contravene any provision of law or any provision of any charter, articles of incorporation, by-laws, partnership agreement or articles of organization, as the case may be, of any Guarantor or any material covenant, indenture or agreement of or affecting the Public Hub Company or any Guarantor or any of the Public Hub Company's or such Guarantor's Property, or result in the creation or imposition of any Lien on any of the Public Hub Company's or such Guarantor's Property.

             Section 5.4. Use of Proceeds; Margin Stock. The Borrowers shall use all proceeds of the Revolving Credit Loans solely for (i) working capital purposes in the ordinary course of their respective business, (ii) to finance the Permitted Acquisitions and (iii) to repay the Milwaukee Hub Debt. Not more than 25% of the total assets of the Public Hub Company or of any other member of the Hub Group consist of margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Revolving Credit Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

             Section 5.5. Financial Reports. The consolidated balance sheet of the Public Hub Company as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Public Hub Company for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Public Hub Company as at June 30, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Public Hub Company for the six months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Public Hub Company as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Public Hub Company nor any other member of the Hub Group has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

             Section 5.6. No Material Adverse Change. Since June 30, 1997, except as disclosed in periodic SEC filings by the Public Hub Company, there has been no change in the condition (financial or otherwise) or business prospects of the Public Hub Company or the Hub Group, taken as a whole, except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

             Section 5.7. Full Disclosure. The statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders, the Companies and Hub Partnerships only represent that the same were prepared on the basis of information and estimates the Companies believed to be reasonable.

             Section 5.8. Good Title. The members of the Hub Group each have good title to their assets as reflected on the most recent consolidated balance sheet of the Public Hub Company furnished to the Lenders (except for sales of assets by the Hub Group in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.12 hereof.

             Section 5.9. Litigation and Other Controversies. Except as disclosed in periodic SEC filings by the Public Hub Company, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Public Hub Company threatened, against the Public Hub Company or any other member of the Hub Group which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of any member of the Hub Group to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

            Section 5.10. Taxes. All tax returns with respect to any income tax or other material tax required to be filed by the Public Hub Company or any other member of the Hub Group in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Public Hub Company or any other member of the Hub Group or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Companies do not know of any proposed additional tax assessment against any member of the Hub Group for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Public Hub Company and each other member of the Hub Group have been made for all open years, and for its current fiscal period.

            Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of any Company or any other Person, is or will be necessary to the valid execution, delivery or performance by any Company of this Agreement or any other Loan Document.

            Section 5.12. Affiliate Transactions. Neither the Public Hub Company nor any other member of the Hub Group is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable (x) in the case of any transaction between any Borrower and any Affiliate, to such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, (y) in the case of a transaction between any Wholly-Owned Guarantor and an Affiliate (other than a Borrower), to such Guarantor than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other and (z) in the case of a transaction between any member of the Hub Group (other than a Company or a Wholly-Owned Guarantor) and an Affiliate (other than a Company or a Wholly-Owned Guarantor), to such member of the Hub Group than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

            Section 5.13. Investment Company; Public Utility Holding Company. Neither the Public Hub Company nor any other member of the Hub Group is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section 5.14. ERISA. The Public Hub Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            Section 5.15. Compliance with Laws. The Public Hub Company and each other member of the Hub Group are in substantial compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except insofar as non-compliance with which would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole. Neither the Public Hub Company nor any other member of the Hub Group has received written notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

            Section 5.16. Other Agreements. Neither the Public Hub Company nor any other member of the Hub Group is in default under the terms of any covenant, indenture or agreement of or affecting the Public Hub Company, any other member of the Hub Group or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.


SECTION 6.               CONDITIONS PRECEDENT.

         The obligation of the Lenders to make any Revolving Credit Loan or of the Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

             Section 6.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

                   (a) each of the representations and warranties set forth in
         Section 5 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

                   (b) the Hub Group shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

                   (c) after giving effect to such extension of credit the aggregate principal amount of all Revolving Credit Loans and Letters of Credit outstanding under this Agreement shall not exceed the Available Commitments (after giving effect to any use of such credit concurrent with its extension hereunder to repay the Milwaukee Hub Debt);

                   (d) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor together with the fees called for hereby; and

                   (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Revolving Credit Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections (a) through
(d), both inclusive, above.

             Section 6.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

                   (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by each
         Lender:

                            (i) one Revolving Credit Note for each Lender;

                           (ii) copies (executed or certified, as may be
                  appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Agent or its counsel may reasonably request;

                          (iii) an incumbency certificate containing the name,
                  title and genuine signatures of each of the Companies' Authorized Representatives;

                   (b) the Agent shall have received for itself the arrangement fee called for hereby;

                   (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to each Lender and its counsel, and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel for the Hub Group in form and substance satisfactory to the Agent and its counsel;

                   (d) the Agent shall have received evidence reasonably satisfactory to it that the Public Hub Company shall have received proceeds of at least $30,000,000 (net only of reasonable underwriting discounts and commissions and other ordinary and necessary out-of-pocket expenses incurred by the Public Hub Company directly incurred and payable as a result of such issuance) from the Company's issuance and sale by public offering of equity securities and that Public Hub Company will use such proceeds to finance the portion of the Permitted Acquisitions not funded out of Revolving Credit Loans made hereunder;

                   (e) the Agent shall have received for the account of the Lenders a good standing certificate for each Company and Guarantor (dated as of the date no earlier than 10 days prior to the date hereof) from the office of the secretary of state of the state of its organization; and

                   (f) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request.


SECTION 7.               COVENANTS.

         The Companies and Guarantors agree jointly and severally that, so long as any credit is available to or in use by the Companies hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Lenders:

             Section 7.1. Maintenance of Business. The Companies and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to,
(x) preserve and maintain its existence and (y) preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business; provided, however, that the Companies, Hub Partnerships and Subsidiaries (x) may take any action permitted by Section 7.14 hereof and (y) may dissolve or liquidate any Subsidiary or Hub Partnership if (1) such dissolution or liquidation would not have a material adverse effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents of the rights or remedies of the Agent or any Lender thereunder and (2) in the case of each dissolution or liquidation of a Guarantor, all the assets of such Guarantor are transferred to a Borrower or Guarantor in compliance with Section 7.14 hereof.

             Section 7.2. Maintenance of Properties. The Companies and Hub Partnerships shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and the Public Hub Company shall cause each Subsidiary to do so in respect of Property owned or used by it.

             Section 7.3. Taxes and Assessments. The Companies and Hub Partnerships shall duly pay and discharge, and the Public Hub Company shall cause each Subsidiary to duly pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

             Section 7.4. Insurance. The Companies and Hub Partnerships shall insure and keep insured, and the Public Hub Company shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Companies and Hub shall insure, and the Public Hub Company shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Either Company shall upon request furnish to the Agent a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

             Section 7.5. Financial Reports. The Companies and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent and each Lender and its duly authorized representatives such information respecting the business and financial condition of the Companies and Hub Partnerships and Subsidiaries as the Agent may reasonably request; and without any request, shall furnish to each Lender:

                   (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter of the Public Hub Company, a copy of the consolidated and consolidating balance sheet of the Hub Group as of the last day of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Hub Group for the quarter and the fiscal year-to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Public Hub Company in accordance with GAAP and certified by its President or chief financial officer;

                   (b) as soon as available, and in any event within 90 days after the close of each annual accounting period of the Public Hub Company, a copy of the consolidated and consolidating balance sheet of the Hub Group as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Hub Group for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Hub Group as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the operations and financial affairs of any member of the Hub Group given to it by its independent public accountants; and

                   (d) promptly after knowledge thereof shall have come to the attention of any responsible executive officer of any Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Public Hub Company or any other member of the Hub Group which, if adversely determined, would materially and adversely affect the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole or of the occurrence of any Change of Control Event or any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit B signed by the President or chief financial officer of the Public Hub Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or

Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Public Hub Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8 and 7.9 of this Agreement. It is understood and agreed that if and so long as the Public Hub Company files Forms 10-K and 10-Q with the SEC, the Borrowers may deliver such forms to the Agent in lieu of the information required for the corresponding accounting periods in subsections (a) and (b) above.

             Section 7.6. Inspection. The Companies and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to, permit the Agent and each Lender and their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of each member of the Hub Group, to examine and (subject to Section 11.5 hereof), at the sole cost and expense of the Lenders, make copies of the books of accounts and other financial records of each member of the Hub Group, and to discuss the affairs, finances and accounts of each member of the Hub Group with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Hub Group hereby authorizes such accountants to discuss with the Agent and any Lender the finances and affairs of each member of the Hub Group) at such reasonable times and reasonable intervals as the Agent or such Lender may designate; provided, however, that (i) except upon the occurrence and during the continuation of any Default or Event of Default, (x) such visitations and inspections shall be made only with reasonable advance notice to a Company and during normal business hours of the member of the Hub Group being visited or inspected and (y) the Agent and each Lender agrees to use reasonable efforts to coordinate its visits and inspections under this Section so as not to be unreasonably burdensome on the member of the Hub Group being visited or inspected and (ii) any discussions between a Lender or the Agent and the Hub Group's accountants held by virtue of the authority granted by this Section shall be with the right of an executive officer of the Public Hub Company to be in attendance.

             Section 7.7. Funded Debt Ratio. The Hub Group shall not, as of the last day of each fiscal quarter of the Public Hub Company (commencing on December 31, 1997), permit the Funded Debt Ratio then ended to be more than 2.5 to 1.0.

             Section 7.8. Fixed Charge Coverage Ratio. The Hub Group shall not, as of the last day of each fiscal quarter of the Public Hub Company (commencing on December 31, 1997), permit the ratio of (x) the sum of (i) EBITDA for the four fiscal quarters of the Public Hub Company then ended, plus (ii) the aggregate amount of payments made during the same four fiscal quarters then ended by the Hub Group under leases which do not constitute Capital Leases, minus (iii) the aggregate amount of Capital Expenditures, if any, paid or incurred by the Hub Group during the same four fiscal quarters then ended (but in any event excluding all amounts expended by the Hub Group for or in connection with acquisitions permitted by Sections 7.13(g) or 7.13(h) hereof), minus (iv) the aggregate amount of Restricted Payments, if any, made by the Hub Group during the same four fiscal quarters then ended to (y) Fixed Charges for the same four fiscal quarters then ended (the "Fixed Charge Coverage Ratio") to be less than 1.50 to 1.0.

             Section 7.9. Minimum EBITDA. The Hub Group shall as of the last day of each fiscal quarter of the Public Hub Company (commencing on December 31, 1997) maintain EBITDA for the four fiscal quarters of the Public Hub Company then ended at not less than $33,000,000.

            Section 7.10. Current Ratio. The Hub Group shall as of the last day of each fiscal quarter of the Public Hub Company (commencing on December 31, 1997) maintain the Current Ratio at not less than 1.00 to 1.0 through and including the fiscal quarter ending September 30, 1999 and at not less than 0.80 to 1.0 thereafter.

            Section 7.11. Indebtedness for Borrowed Money. The Companies and the Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

                   (a) the Obligations;

                   (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 7.12(d) hereof in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

                   (c) indebtedness permitted by Section 7.13(l) hereof;

                   (d) unsecured indebtedness evidenced by the Dividend Notes;

                   (e) interest rate protection, currency swap and foreign exchange arrangements entered into in connection with bona fide hedging operations;

                   (f) performance bonds and surety or appeal bonds obtained in the ordinary course of business;

                   (g) the Milwaukee Hub Debt;

                   (h) the currently outstanding indebtedness evidenced by the two $2,000,000 promissory notes made by Hub Group, Inc.in favor of American President Lines, Inc., one due May 2, 1998, the other due May 2, 1999;

                   (i) indebtedness of Hub Group Associates, Inc. on its line of credit with Cass Bank & Trust provided the aggregate principal amount outstanding thereon does not exceed $5,000,000 at any one time;

                   (j) indebtedness assumed in an acquisition permitted by
         Section 7.13(m) hereof provided such indebtedness is not incurred in connection with or in contemplation of such acquisition;

                   (k) initial or successive refinancings of (but not any increases in) the Indebtedness for Borrowed Money listed in subsections
         (d), (h), (i) and (j) above;

                   (l) investments permitted by Section 7.13(g) hereof; and

                   (m) other indebtedness of the Hub Group aggregating not more than $5,000,000 at any onetime outstanding.

            Section 7.12. Liens. The Companies and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges and Liens in the nature of good faith cash deposits in connection with tenders, contracts or leases to which any member of the Hub Group is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                   (b) mechanics', workmen's, materialmen's, landlords', carriers' and other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                   (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Hub Group secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding or, if in excess of $5,000,000, is secured by assets (including cash) not at any time exceeding $5,000,000 in value;

                   (d) Liens on property of any member of the Hub Group created solely for the purpose of securing indebtedness permitted by Section 7.11(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of any member of the Hub Group other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

                   (e) banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

                   (f) the retained interest of a lessor in connection with any lease;

                   (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the Property subject thereto; and

                   (h) Liens on the assets of Hub Group Associates, Inc. securing the indebtedness described in Section 7.11(i) hereof or securing the initial or any successive refinancing thereof (but not any increase therein).

            Section 7.13. Investments, Acquisitions, Loans, Advances and Guaranties. The Companies and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to officers and employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                   (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc.("Moody's") and at least A-1 by Standard & Poor's Corporation ("S&P") maturing within 270 days of the date of issuance thereof;

                   (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less or in eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any such commercial bank;

                   (d) marketable direct obligations of any State of the United States or any local government or political subdivision thereof rated at least AA by S&P or the equivalent thereof by Moody's;

                   (e) repurchase agreements with a term of not more than seven days fully collateralized by instruments permitted as investments hereunder under subsections (a), (b), (c) or (d) above entered into with any bank meeting the qualifications specified in subsection (c) above;

                   (f) investments in money market funds within the meaning of
         Section 2a-7 of the Investment Company Act of 1940, as amended, which are registered as such under such Act;

                   (g) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

                   (h) interest rate protection, currency swap and foreign exchange arrangements entered into in connection with bona fide hedging operations;

                   (i) accounts or notes receivable arising in the ordinary course of business;

                   (j) investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency or such trade creditors or customers;

                   (k) the Dividend Notes;

                   (l) loans and advances by each Company to other members of the Hub Group not otherwise permitted by this Section provided that (i) the member of the Hub Group receiving such loan or advance is (x) a Borrower or (y) a Hub Partnership which is a Guarantor and in which 100% of the equity interest is owned, both legally and beneficially, by any one or more of the Borrowers or (z) if not a Person described in clause (i)(x) or clause (i)(y) in each case of this subsection (l), a member of the Hub Group which is or concurrently therewith becomes a Guarantor of the principal of the Obligations in an amount not less than the principal amount of such loan or advance and (ii) the aggregate amount of all such loans and advances permitted by clause
         (i)(z) of this subsection (l) to all such Guarantors, taken together, does not exceed $5,000,000 at any one time outstanding;

                   (m) acquisitions (other than the Permitted Acquisitions) of all or any substantial part of the assets or business of any other Person or division thereof engaged in the business of arranging for transportation of customers' freight, or of a majority of the Voting Stock of such a Person, or of equity interests in any Hub Partnership, provided in each case that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iii) either Company shall have delivered to the Agent an updated Schedule 5.3 to reflect any new Subsidiary or Hub Partnership resulting from such acquisition and (iv) the aggregate amount expended by the Hub Group as consideration for such acquisition (and in any event (1) including as such consideration, any indebtedness assumed or incurred as a result of such acquisition, and (2) excluding as such consideration, any equity securities issued by the Public Hub Company as consideration for such acquisition, and
         (3) treating a series of related acquisitions as a single acquisition for purposes of this Section 7.13(m)) (x) does not exceed $10,000,000 and (y) when taken together with the aggregate amount expended as consideration (including indebtedness and excluding equity securities as aforesaid) for all other acquisitions permitted under this Section 7.13(m) during the same fiscal year of the Public Hub Company, does not exceed $15,000,000;

                   (n) the Permitted Acquisitions;

                   (o) non-cash consideration received in connection with sales of assets permitted bySection 7.14 hereof;

                   (p) Hub-Group Associates, Inc. may make loans to, or other investments in, the Hub Partnerships and Subsidiaries (other than the Borrowers and Guarantors);

                   (q) investments in HLX Company, LLC, a joint venture, provided (i) the Public Hub Company retains at least a 50% equity interest in such venture and (ii) the aggregate amount of investments made on and after the date hereof by the Hub Group in such venture does not exceed $10,000,000 on a cumulative basis;

                   (r) investments in, or loans to, subsidiaries of the Hub Partnerships engaged primarily in the ordinary course of their respective businesses in providing drayage services for the Hub Group's intermodal transportation jobs provided such investments, loans and advances aggregate not more than $10,000,000 at any one time outstanding; and

                   (s) Obligations under the Loan Documents.

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of obligations guaranteed thereby, unless specifically limited to a lesser amount, in which case such guarantee shall be taken at such specified lesser amount.

            Section 7.14. Mergers, Consolidations and Sales. The Companies and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property in a single transaction or series of related transactions, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent the following:

                   (a) any member of the Hub Group may sell its inventory in the ordinary course of its business;

                   (b) any member of the Hub Group may sell or otherwise dispose of obsolete and worn out equipment in the ordinary course of its business; and

                   (c) any Subsidiary may consolidate with or merge into a Borrower or a Guarantor so long as:

                            (i) in the case of such a transaction involving a
                  Borrower, (1) a Borrower is the surviving or continuing corporation and (2) the net worth of such Borrower will not be reduced immediately after giving effect to such transaction;

                           (ii) subject to the provisions of clause (i) above,
                  in the case of such a transaction involving a Guarantor, (1) a Guarantor is the surviving or continuing corporation, (2) the Companies (taken together) and the Borrowers (taken together), respectively, own, both legally and beneficially, at least the same percentage equity interest in such Guarantor after any such event as the Companies (taken together) and the Borrowers (taken together), respectively, did own immediately prior to the consummation of such event, (3) the net worth of such Guarantor will not be reduced immediately after giving effect to such transaction and (4) the Lenders' right of recovery on such Guarantor's Guaranty Agreement is not limited by its terms or if limited, equals the sum (if applicable) of the limits on the rights of recovery on each Guaranty Agreement (if any) of the parties to such merger or consolidation;

                          (iii) at the time of such merger or consolidation and
                  immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing;

                           (iv) no litigation shall be pending or threatened
                  which challenges the validity orpropriety of such merger or consolidation;

                            (v) the Agent shall have received an opinion of
                  counsel to the surviving Borrower or Guarantor to confirm that such merger or consolidation has been effected in accordance with all applicable laws and such other assurances as the Agent or Required Lenders shall in good faith require to confirm that the foregoing conditions set forth in this subsection (c) have been satisfied; and

                           (vi) such merger or consolidation shall have no
                  material adverse effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or any Lender thereunder; and

                   (d) any Hub Partnership which is a Guarantor may transfer all its assets to any Borrower or any Wholly-Owned Subsidiary, whether or not in connection with the dissolution of such Hub Partnership, provided that

                            (i) at the time of such transfer and immediately
                  after giving effect thereto, no Default or Event of Default shall occur or be continuing;

                           (ii) the transferee in such transaction immediately
                  after giving effect thereto shall have a net worth not less than the net worth of such Guarantor immediately prior to such transfer;

                          (iii) such transferee shall have duly executed and
                  delivered to the Agent, a Guaranty Agreement;

                           (iv) no litigation shall be pending or threatened
                  which challenges the validity or propriety of such transfer;

                            (v) the Agent shall have received an opinion of
                  counsel to such transferee to confirm that such transfer has been effected in accordance with all applicable laws and such other assurances as the Agent or Required Lenders shall in good faith require to confirm that the foregoing conditions set forth in this subsection (d) have been satisfied; and

                           (vi) such transfer shall have no material adverse
                  effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or any Lender thereunder.

Any sale, lease or other disposition of 15% or more of the total assets of any Company shall be deemed "substantial" for the foregoing purposes.

            Section 7.15. Maintenance of Subsidiaries. The Companies and the Hub Partnerships shall not assign, sell or transfer, and the Public Hub Company shall not permit any Subsidiary to issue, assign, sell or transfer, any equity interests in a Hub Partnership or any shares of capital stock of a Subsidiary; provided that the foregoing shall not operate to prevent

                   (a) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary;

                   (b) the issuance of such stock or equity interests to a member of the Hub Group, provided that in the case of the issuance of any stock or other equity interest in a Guarantor, 100% of the equity interest in such Guarantor is owned, both legally and beneficially, by the Borrowers after giving effect to such issuance; and

                   (c) any other transfer of any stock or other equity interest in a Guarantor to any one or more of the Borrowers.

            Section 7.16. Dividends By Public Hub Company. The Public Hub Company shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (such non-accepted declarations, dividends, distributions, purchases, redemptions and acquisitions being hereinafter referred to as "Restricted Payments by the Public Hub Company") if at the time of any such Restricted Payment by the Public Hub Company, or immediately after giving effect thereto, any Default or Event of Default shall occur or be continuing; provided, however, that this Section shall not prevent the Public Hub Company from paying any dividend within 60 days after the date of its declaration thereof if at such date of declaration, such dividend would (if then paid) have complied with this Section.

            Section 7.17. ERISA. The Companies and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary which is a member of its Controlled Group to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary which is a member of its Controlled Group to, promptly notify the Agent of (i) the occurrence of any reportable event (as defined in Section 4043B of ERISA, other than an event for which the 30-day notice requirement has been waived) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty, or any material increase in the contingent liability of any member of the Controlled Group with respect to any post-retirement Welfare Plan benefit, which liability, contingent liability, fine or penalty would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

            Section 7.18. Compliance with Laws. The Company, and the Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

            Section 7.19. Burdensome Contracts With Affiliates. The Companies, and the Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to (x) in the case of a transaction between any Borrower and an Affiliate, to such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, (y) in the case of a transaction between any Wholly-Owned Guarantor and an Affiliate (other than a Borrower), to such Guarantor than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other and (z) in the case of a transaction between any member of the Hub Group (other than a Company or a Wholly-Owned Guarantor) and an Affiliate (other than a Company or a Wholly-Owned Guarantor), to such member of the Hub Group than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

            Section 7.20. No Changes in Fiscal Year. No member of the Hub Group shall change its fiscal year from its present basis without prior written notice to the Agent.

            Section 7.21. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 5.3 hereto, the Companies and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, form or acquire any Subsidiary without prior written notice to the Agent.

            Section 7.22. Change in the Nature of Business. The Companies and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, engage in any business or activity if as a result the general nature of any member of the Hub Group would be changed in any material respect from the general nature of the business engaged in by any member of the Hub Group on the date of this Agreement.

            Section 7.23. Guaranty. As a condition to establishing or acquiring
(i) any Hub Partnership (other than a Foreign Partnership) in which 100% of the equity interest is owned directly or indirectly, by one or more of the Companies or (ii) any Wholly-Owned Subsidiary (other than any Foreign Subsidiary), unless the Lenders otherwise agree in their sole discretion, the Companies shall (i) cause such Hub Partnership or Wholly-Owned Subsidiary, as the case may be, to execute a Guaranty Agreement, (ii) cause such Hub Partnership or Wholly-Owned Subsidiary to deliver documentation similar to that described in Sections 6.2(a)(ii), 6.2(a)(iii), 6.2(c) and 6.2(d) hereof relating to the authorization for, execution and delivery of, and validity of, such Hub Partnership's or Wholly-Owned Subsidiary's obligations as a Guarantor and otherwise hereunder in form and substance satisfactory to the Bank, and (iii) deliver an updated
Schedule 5.3 to reflect the new Hub Partnership or Wholly-Owned Subsidiary.


SECTION 8.               EVENTS OF DEFAULT AND REMEDIES.

             Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                   (a) default in the payment when due of all or any part of the principal of any Revolving Credit Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any reimbursement obligation owing under any Application; or

                   (b) default for more than five (5) days in the payment when due of any part of the interest on any Revolving Credit Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or in the payment when due of any fee or other Obligation payable by the Companies hereunder or under any other Loan Document; or

                   (c) default in the observance or performance of Section 7.11 hereof if the aggregate amount of Indebtedness for Borrowed Money incurred in contravention of such Section (whether or not in the same transaction) exceeds $1,000,000; default in the observance or performance of Section 7.12 hereof if the amount of obligations secured by Liens prohibited by such Section (whether or not in the same transaction) exceeds $1,000,000; default in the observance or performance of any covenant set forth in Section 7.13 hereof if the aggregate amount of investments, loans, advances and guarantees made in contravention of such Section (whether or not in the same transaction) aggregate in excess of $1,000,000; or default in the observance or performance of Section 7.14 or 7.16 hereof;

                   (d) any other default in the observance or performance of any of Sections 7.11, 7.12 or 7.13 hereof or default in the observance or performance of any other provision hereof or of any other Loan Document which default in each case is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any executive officer of any Company or (ii) written notice thereof is given to any Company by the Agent or any Lender; or

                   (e) any representation or warranty made by any Company or any Guarantor herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

                   (f) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect with respect to any Company or any Guarantor, or any of the Loan Documents is declared to be null and void as a result of any challenge brought by any Company or any Guarantor; or

                   (g) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guarantied by the Hub Group or any Subsidiary in an aggregate amount exceeding $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

                   (h) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount more than $5,000,000 in excess of the amount covered by insurance from an insurer who has acknowledged its liability thereon shall be entered or filed against the Hub Group or any Subsidiary or against any of their Property and remain unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

                   (i) the Companies or any member of their Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce payment of a withdrawal liability in excess of $1,000,000 under Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or

                   (j) any member of the Hub Group shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof; or

                   (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Hub Group or any substantial part of any of their Property, or a proceeding described in
         Section 8.1(j)(v) shall be instituted against any member of the Hub Group, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

             Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsection (a) through (i), both inclusive, of Section 8.1 has occurred and is continuing, the Agent shall, upon the request of the Required Lenders, by notice to any Company, take one or more of the following actions:

                   (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

                   (b) declare the principal of and the accrued interest on the Revolving Credit Notes to be forthwith due and payable and thereupon the Revolving Credit Notes, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

                   (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

             Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 8.1 has occurred and is continuing, then the Revolving Credit Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

             Section 8.4. Collateral for Undrawn Letters of Credit. When any Event of Default, other than an Event of Default described in subsection (j) or
(k) of Section 8.1, has occurred and is continuing, the Companies shall, upon demand of the Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsection (j) or (k) of
Section 8.1 has occurred the Companies shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit then outstanding, the Companies agreeing to immediately make such payment and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of either Company to honor any such demand and that the Agent and the Lenders shall have the right to require the Companies to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit.


SECTION 9.               THE AGENT

             Section 9.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. Subject to the appointment of a successor Agent as specified below, the Agent may resign at any time by sending 20 days prior written notice to any Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent with (except if any Event of Default then exists) the consent of the Public Hub Company (which consent shall not be unreasonably withheld), which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and the Companies shall be directed to make all payments due each Lender hereunder directly to such Lender.

             Section 9.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

             Section 9.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Revolving Credit Notes or any of the other Obligations or of any of the other Loan Documents. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Companies), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Revolving Credit Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

             Section 9.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Companies, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

             Section 9.5. Indemnity. The Lenders shall ratably, in accordance with its Percentage, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Companies and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.


SECTION 10.              JOINT AND SEVERAL LIABILITY AND GUARANTIES.

            Section 10.1. Joint and Several Liability and Guaranties. To induce the Lenders to provide the credit described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Company and each Hub Partnership in which 100% of the equity interest is owned, directly or indirectly, on or at any time after the date hereof by one or more of the Companies and each Wholly-Owned Subsidiary and each other member of the Hub Group which executes and delivers a Guaranty Agreement (the Companies and such other members of the Hub Group being hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors") hereby unconditionally and irrevocably guarantee jointly and severally to the Agent, the Lenders and each other holder of any of the Obligations, and each Borrower hereby unconditionally and irrevocably agrees to be jointly and severally liable to the Agent, the Lenders and such holders for, the due and punctual payment of all present and future indebtedness of the Borrowers evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Revolving Credit Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrowers punctually to pay any indebtedness or other Obligations guarantied hereby or for which the Borrowers agree hereby to be jointly and severally liable, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers.

            Section 10.2. Guaranty Unconditional. The obligations of each Guarantor as a guarantor or joint and several obligor under the Loan Documents, including this Section 10, shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                   (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowers, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Guarantor contained in any Loan Document;

                   (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Guarantor or any other Person or Property;

                   (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

                   (g) any invalidity or unenforceability relating to or against any Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers or any other Guarantor of the principal of or interest on any Revolving Credit Note or any other amount payable by them under the Loan Documents; or

                   (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Loan Documents.

            Section 10.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 10 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Revolving Credit Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Revolving Credit Note or any other amount payable by the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

            Section 10.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against the Borrowers, another Guarantor or anyother Person.

           (b) Subrogation and Contribution. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the Obligations, or as to any security therefor, unless and until the full amount owing on the Obligations has been paid and the Commitments have terminated; and the payment by such Guarantor of any amount pursuant to any of the Loan Documents on account of credit extended to any other Borrower shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations or any proceeds thereof or any security therefor unless and until the full amount owing on the Obligations has been paid and the Commitments have terminated.

            Section 10.5. Limit on Recovery. Notwithstanding any other provision hereof or of the Revolving Credit Notes, the right of recovery against each Guarantor under this Section 10 or against a Borrower on the Revolving Credit Notes issued by it shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed (x) the amount which would render such Guarantor's obligations under this Section 10 and the Revolving Credit Notes void or voidable under applicable law, including without limitation fraudulent conveyance law minus (y) $1.00.

            Section 10.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

            Section 10.7. Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

            Section 10.8. Guarantor Covenants. Each Guarantor shall take such action as the Company is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Guarantor from taking.


SECTION 11.              MISCELLANEOUS.

            Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Companies under this Agreement and under any other Loan Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Companies shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Companies shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If any Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

           (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") represents and warrants to the Companies and the Guarantors that as of the date such Person first becomes a Lender hereunder, payments made hereunder to such Lender are exempt from withholding of United States federal income taxes. Each Non-U.S. Lender agrees that such Lender shall submit to any Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the date hereof (or, if such Lender is an assignee lender under Section 11.10 and was not previously a Lender hereunder, within 30 days of first becoming a Lender), two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Credit Loans) or Form 4224 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Credit Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Revolving Credit Loans.

           (c) Inability of Bank to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to any Company or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify any Company and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. Notwithstanding the foregoing, the Borrowers shall not be required to pay any additional amounts to the Agent or any Lender pursuant to Section 11.1(a) hereof to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Lender to comply with the provisions of Section 11.1(b).

            Section 11.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

            Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of any Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lenders and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

            Section 11.4. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the term of any Lender's Commitment or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or release any Guaranty Agreement or waive any requirement hereunder for a Guaranty Agreement or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

            Section 11.5. Costs and Expenses. The Company agrees to pay on demand the reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Companies further agree to pay to Agent and the Lenders and any other holders of the Obligations all reasonable costs and expenses (including court costs and reasonable attorneys' fees), if any, incurred or paid by the Agent, the Lenders or any other holders of the Obligations in connection with any Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Companies further agree to indemnify and save the Lenders, the Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which either Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

            Section 11.6. Documentary Taxes. The Companies agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

            Section 11.7. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

            Section 11.8. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Agent and the Lenders with respect to the Revolving Credit Loans and Letters of Credit, including, but not limited to, Sections 1.3, 2.7, and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

            Section 11.9. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

           Section 11.10. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Credit Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Revolving Credit Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Companies and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Revolving Credit Notes which is to be assigned to each such assignee lender and the portion of the Percentage of the Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Percentage of the Commitments, Revolving Credit Loans, Revolving Credit Notes and credit risk with respect to Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Revolving Credit Loans, Revolving Credit Notes and credit risk with respect to Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $15,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Companies must each consent, which consent shall not be unreasonably withheld, to each such assignment to a party which was not already a Lender party to this Agreement; (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $2,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with such Assignment Agreement and (v) no assignment or delegation may be made if, at the time of and by reason of such assignment and delegation, any Borrower would then be obligated to pay any amount under Sections 1.3(e), 2.5, 2.6, 2.7, 2.8 or 11.1 hereof in excess of what it would have been required to pay thereunder had no such assignment been made. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder,
(ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver Revolving Credit Notes to the assignee Lender in the respective amounts of its Percentage of the Commitments and, if necessary, new Revolving Credit Notes to the assigning Lender in the respective amounts of its Percentage of the Commitments after giving effect to the reduction occasioned by such assignment, all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of this Agreement and of the other Loan Documents.

           Section 11.11. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Companies, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Companies given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Companies shall be addressed to:

                                    Hub Group, Inc.
                                    377 East Butterfield Road, Suite 700
                                    Lombard, Illinois  60148
                                    Attention:  Chief Financial Officer
                                    Telephone:  (630) 271-3600
                                    Telecopy:   (630) 964-3787

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

           Section 11.12. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any of the other Loan Documents, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the other Loan Documents.

           Section 11.13. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

           Section 11.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

            Section 11.15 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

           Section 11.16. Entire Understanding. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

           Section 11.17. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Companies and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Obligations. The Companies may not assign their rights hereunder without the written consent of the Lenders. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws.

           Section 11.18. Submission to Jurisdiction; Waiver of Jury Trial. The Companies hereby submit to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Companies irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Company, the Agent, and each Lender hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

           Section 11.19. Confidentiality. Each of the Agent and the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Public Hub Company (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Companies, the Hub Partnerships or any of Subsidiaries of the Public Hub Company which is furnished pursuant to this Agreement; provided, however, that the Agent or any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel, (d) in order to comply with any law, order, regulation or ruling applicable to the Agent or such Lender and
(e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; further provided, however, that such prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section.

           Section 11.20. No Third Party Rights. Nothing expressed or implied herein is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this agreement or any under or by virtue of any provisions herein.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 17th day of September, 1997.


                                HUB GROUP, INC.



                                By
                                  Its___________________________________________


                                HUB CITY TERMINALS, INC.



                                By
                                  Its___________________________________________



                                HUB HOLDINGS, INC.



                                By
                                  Its___________________________________________



                                HUB CITY NORTH CENTRAL, L.P.
                                By:  HUB CITY TERMINALS, INC.,
                                        Its Sole General Partner



                                        By
                                          Its___________________________________



                                HUB CITY TENNESSEE, L.P.
                                By:  HUB CITY TERMINALS, INC.,
                                        Its Sole General Partner



                                        By
                                          Its___________________________________

                                Q.S. OF ILLINOIS, INC.



                                       By
                                         Its____________________________________

         Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

         Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.5 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Companies to such Lenders in such amount as shall result in a distribution of such payment as contemplated by
Section 3.5 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Percentage of Commitments:





Commitment:  $36,000,000               HARRIS TRUST AND SAVINGS BANK
(100%)

                                       By___________________________________
                                         Name: Scott F. Geik
                                         Title: Vice President

                                       111 West Monroe Street
                                       Chicago, Illinois  60603
                                       Attention:  Scott F. Geik
                                       Telephone:  (312) 461-5113
                                       Telecopy:  (312) 461-2591

                                   EXHIBIT A


                            HUB CITY TERMINALS, INC.
                               HUB HOLDINGS, INC.
                             REVOLVING CREDIT NOTE


                                                              Chicago, Illinois
$_______________                                             September 17, 1997

         On the Termination Date, for value received, the undersigned, HUB CITY TERMINALS, INC., a Delaware corporation ("Hub Chicago"), and HUB HOLDINGS, INC., a Delaware corporation ("Hub Holdings") (Hub Chicago and Hub Holdings being hereinafter referred to collectively as the "Borrowers") hereby jointly and severally promise to pay to the order of ________________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _______________________ and no/100 Dollars ($___________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Borrowers to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" and as such terms are defined in that certain Credit Agreement dated as of September 17, 1997, among the Public Hub Company, the Borrowers, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Borrowers by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Borrowers hereby jointly and severally promise to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Borrowers against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the Borrower to whom each such loan was disbursed, the status of each such loan from time to time as part of the

Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Borrowers hereby jointly and severally promise to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrowers hereby waive presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.

                                       HUB CITY TERMINALS, INC.



                                       By
                                         Its____________________________________


                                       HUB HOLDINGS, INC.



                                       By
                                         Its____________________________________

                                    EXHIBIT B


                             COMPLIANCE CERTIFICATE



To: Harris Trust and Savings Bank, as Agent under, and the Lenders party to, the Credit Agreement described below

         This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Credit Agreement dated as of September 17, 1997, by and among Hub Group, Inc. (the "Public Hub Company"), Hub City Terminals, Inc., and Hub Holdings, Inc. and certain of their affiliates and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected _________________________________ of the
Public Hub Company;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Hub Group during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

            4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate fairly present the consolidated financial condition of the Public Hub Company as at the dates covered thereby and the consolidated results of their operations and cash flows for the periods covered thereby in conformity with GAAP applied on a consistent basis; and

            5. The Attachment hereto sets forth financial data and computations evidencing the Hub Group compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Hub Group has taken, is taking, or proposes to take with respect to each such condition or event:
     _______________________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.




                                       HUB GROUP, INC.


                                       By_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                               HUB HOLDINGS, INC.


                  Compliance Calculations for Credit Agreement
                         Dated as of September 17, 1997
                     Calculations as of _____________, 19___
  ---------------------------------------------------------------------------


A.   FUNDED DEBT RATIO (SECTION 7.7)

     1. Total Funded Debt, as defined                        ___________________

     2. Net Income as defined                      ___________________

     3. Amounts deducted in arriving
        at Net Income
        in respect of

        (a)  Interest Expense                      __________________
        (b)  Federal, state and
             local taxes                           __________________
        (c)  Amortization and depreciation         __________________
        (d)  Minority Interest                     __________________
        (e)  Non-cash charges                      __________________

     4. Sum of Lines 2, 3(a), 3(b),
        3(c), 3(d) and 3(e) ("EBITDA")                        __________________

     5. Ratio of Total Funded Debt (Line 1) to
        EBITDA
        (Line 4) ("Funded Debt Ratio")                                       :1
                                                              ==================
     6. As listed in Section 7.7, for
        the date of this Certificate,
        the Funded Debt Ratio must
        not be more than                                                  2.5:1
                                                              ==================

     7. Company is in compliance?  (Circle yes or no)                    Yes/No
                                                              ==================

     8. Company in what pricing Level?                        ==================

B.   FIXED CHARGE COVERAGE RATIO (SECTION 7.8)

     1. EBITDA
        (from Line A4 above)                                  __________________

     2. Aggregate amount of
        payments made on leases
        which do not constitute
        Capital Leases                             _________________

     3. Aggregate amount
        of Capital Expenditures                    _________________

     4. Aggregate amount
        of Restricted Payments                     _________________

     5. Aggregate amount of principal
        payments required to be
        made on Indebtedness for
        Borrowed Money                             _________________

     6. Interest Expense as defined                _________________

     7. Capitalized Lease Obligations
        as defined                                 _________________

     8. Sum of Lines 5, 6, and 7 ("Fixed
         Charges")                                            __________________

     9. Ratio of (i)(a) the sum of
        Lines 1 and 2 minus (b) the sum
        of Lines 3 and 4 to Fixed
        Charges (Line 8) ("Fixed Charge
         Coverage Ratio"                                                     :1
                                                              ==================
    10. As listed in Section 7.8, for
        the date of this Certificate, the
        Fixed Charge Coverage Ratio
        must not be less than                                             1.5:1
                                                              ==================

    11. Company is in compliance?  (Circle yes or no)                    Yes/No
                                                              ==================

C.   MINIMUM EBITDA (SECTION 7.9)

     1. EBITDA (Line A4 above)                                __________________

     2. As listed in Section 7.9, for the date of
        this Certificate, EBITDA (Line 1) must
        not be less than                                            $33,000,000
                                                              ==================
     3. Company is in compliance?
        (Circle yes or no)                                               Yes/No
                                                              ==================

D.   CURRENT RATIO (SECTION 7.10)

     1. Current assets                                        __________________

     2. Current liabilities                                   __________________

     3. Ratio of Line 1 to Line 2
        ("Current Ratio")                                                    :1
                                                              ==================

     4. Current Ratio must be not less than                              1.00:1
                                                              ==================

     5. Company is in compliance?
        (Circle yes or no)                                               Yes/No
                                                              ==================

                                    EXHIBIT C


                               GUARANTEE AGREEMENT


                                                         _______________, 19___

HARRIS TRUST AND SAVINGS BANK, as
Agent for the Lenders party to the
Credit Agreement dated as of
September 17, 1997 among Hub Group,
Inc., Hub City Terminals, Inc., Hub
Holdings, Inc., certain Guarantors,
such Lenders and such Agent (the
"Credit Agreement")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Guarantor], a [jurisdiction of organization] [corporation] [partnership], hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

         [Insert the following when Guarantor is not wholly-owned]

         Notwithstanding anything in the Credit Agreement or herein to the contrary, the liability of the undersigned hereunder is limited to ___________ Dollars ($__________) plus interest on all Revolving Credit Loans hereby guaranteed plus all costs and expenses (including reasonable attorney's fees) incurred by the Agent or any Lender in enforcing collection hereof.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF GUARANTOR]


                                       By
                                       Name:____________________________________
                                       Title:___________________________________




                                      -2-